UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 15, 2007
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2007, the compensation committee of Hospira’s board of directors approved the form of non-qualified stock option award attached hereto as Exhibit 10.1.  These options have a seven-year term and vest in three equal annual installments.

Item 8.01                      Other Events.

On May 15, 2007, in connection with its annual stock option award, Hospira awarded approximately 2.7 million stock options to its employees with an exercise price of $39.97, the average of the high and low trading prices of Hospira stock on the New York Stock Exchange on the date of the award.

On May 15, 2007, Hospira held its annual meeting of shareholders.  Connie R. Curran and Mark F. Wheeler were elected to the board.  The appointment of Deloitte & Touche LLP as Hospira’s auditors for 2007 was ratified.  The voting results on each proposal are as follows:

1.	Election of Directors

		For	Withheld
	Connie R. Curran	136,646,504	4,058,559
	Mark F. Wheeler	136,117,028	4,588,035

2.	Ratification of Auditors	For	Abstain	Against
		139,394,308	1,089,456	221,299

Item 9.01                      Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Exhibit

10.1	Form of Non-Qualified Stock Option Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: May 18, 2007	By:	/s/ Brian J. Smith
Brian J. Smith
	Its:	Senior Vice President,
General Counsel and Secretary